Exhibit 10.2

NONSTATUTORY STOCK OPTION AGREEMENT

This Nonstatutory Stock Option Agreement (this “Agreement”) is made as of                                  ,              (the “Date of Grant”), between Nine Energy Service, Inc., a Delaware corporation (the “Company”), and [●] (“Employee”).

To carry out the purposes of the Amended and Restated Nine Energy Service, Inc. 2011 Stock Incentive Plan (the “Plan”), by affording Employee the opportunity to purchase shares of Common Stock, and in consideration of the mutual agreements and other matters set forth herein and in the Plan, the Company and Employee hereby agree as follows:

1.Grant of Option.  The Company hereby grants to Employee the right and option (this “Option”) to purchase all or any part of an aggregate of                  shares of Common Stock on the terms and conditions set forth herein and in the Plan, which Plan is incorporated herein by reference as a part of this Agreement.  In the event of any conflict between the terms of this Agreement and the Plan, this Agreement shall control.  Capitalized terms used but not defined in this Agreement shall have the meanings assigned to such terms in the Plan.  This Option shall not be treated as an incentive stock option within the meaning of section 422(b) of the Code.

2.Purchase Price.  The purchase price of Common Stock purchased pursuant to the exercise of this Option shall be $              per share (the “Purchase Price”), which has been determined to be not less than the Fair Market Value of a share of Common Stock at the Date of Grant.  For all purposes of this Agreement, the Fair Market Value of a share of Common Stock shall be determined in accordance with the provisions of the Plan.

3.Exercise of Option.  Subject to the earlier expiration of this Option as herein provided, this Option may be exercised, by written notice to the Company at its principal executive office addressed to the attention of its Corporate Secretary (or such other officer or employee of the Company as the Company may designate from time to time), at any time and from time to time after the Date of Grant, but this Option shall not be exercisable for more than the percentage of the aggregate number of shares of Common Stock offered by this Option, determined by the number of full years from the Date of Grant to the date of such exercise, in accordance with the following schedule:

Number of Full Years	Percentage of Shares That May Be Purchased

This Option may be exercised only while Employee remains an employee of the Company and will terminate and cease to be exercisable upon Employee’s termination of employment with the Company, except that:

(a)If Employee’s employment with the Company terminates by reason of disability (within the meaning of section 22(e)(3) of the Code), this Option may be exercised by Employee (or Employee’s estate or the person who acquires this Option by will or the laws of descent and distribution or otherwise by reason of the death of Employee) at any time during the one-year period following such termination, but only as to the number of shares Employee was entitled to purchase hereunder as of the date of such termination of employment.

(b)If Employee’s employment with the Company terminates by reason of Employee’s death, this Option may be exercised by Employee’s estate, or the person who acquires this Option by will or the laws of descent and distribution or otherwise by reason of the death of Employee, at any time during the one-year period following the date of Employee’s death, but only as to the number of shares Employee was entitled to purchase hereunder as of the date of Employee’s death.

(c)If Employee’s employment with the Company terminates for any reason other than those described in the foregoing clauses (a) or (b), then, unless Employee’s employment with the Company is terminated for Cause (as defined below), this Option may be exercised by Employee at any time during the period of 30 days following such termination, or, if Employee dies during such 30-day period, by Employee’s estate (or the person who acquires this Option by will or the laws of descent and distribution or otherwise by reason of the death of Employee) during the 30-day period following Employee’s death, but in each case only as to the number of shares Employee was entitled to purchase hereunder as of the date Employee’s employment so terminates.  For the avoidance of doubt, if Employee’s employment with the Company is terminated for Cause, this Option will terminate and cease to be exercisable upon Employee’s termination of employment with the Company.  As used in this paragraph, the term “Cause” has the meaning assigned to such term in Employee’s employment agreement with the Company or an Affiliate; provided, however, that in the absence of such an employment agreement or if such employment agreement does not define the term “Cause,” then “Cause” shall mean a determination by the Company that Employee has: (i) engaged in conduct that is injurious (monetarily or otherwise) to the Company or any Affiliate (including misuse of any of the Company’s funds or other property); (ii) been convicted of, or pleaded no contest to, or received adjudicated probation or deferred adjudication in connection with any crime involving fraud, dishonesty or moral turpitude or any felony; (iii) breached any material provision of the Plan, this Agreement or any other written agreement or corporate policy or code of conduct established by the Company or its Affiliates; (iv) engaged in gross negligence or willful misconduct in the performance of Employee’s duties; or (v) refused without proper legal reason to perform Employee’s duties.

Notwithstanding the foregoing or anything to the contrary herein, this Option shall not be exercisable in any event following the date that is 10 years from the Date of Grant.  The Purchase Price of shares as to which this Option is exercised shall be paid in full at the time of exercise (a) in cash (including check, bank draft or money order payable to the order of the Company), (b) if permitted by the Committee in its sole discretion and if Employee is not resident in Canada for purposes of the Income Tax Act (Canada), by delivering or constructively tendering to the Company shares of Common Stock having a Fair Market Value equal to the Purchase Price (provided such shares used for this purpose must have been held by Employee for such minimum period of time as may be established from time to time by the Committee), (c) if the Common Stock is readily tradable on a national securities exchange, through a “cashless exercise” in accordance with a Company-established policy or program for the same or (d) any combination of the foregoing.  No fraction of a share of Common Stock shall be issued by the

Company upon exercise of this Option or accepted by the Company in payment of the Purchase Price thereof; rather, Employee shall provide a cash payment for such amount as is necessary to effect the issuance and acceptance of only whole shares of Common Stock.  Unless and until a certificate or certificates representing such shares shall have been issued by the Company to Employee, Employee (or the person permitted to exercise this Option in the event of Employee’s death) shall not be or have any of the rights or privileges of a stockholder of the Company with respect to shares acquirable upon an exercise of this Option.

4.Withholding of Tax.  To the extent that the grant or exercise of this Option or the disposition of shares of Common Stock acquired by exercise of this Option results in compensation income or wages to Employee for federal, state, foreign and/or local tax purposes, Employee shall deliver to the Company or to any Affiliate nominated by the Company at the time of such grant, exercise or disposition such amount of money or, if permitted by the Committee in its sole discretion and if Employee is not resident in Canada for purposes of the Income Tax Act (Canada), such number of shares of Common Stock as the Company or any Affiliate nominated by the Company may require to meet its obligation under applicable tax or social security laws or regulations.  If Common Stock is used to pay all or part of such withholding tax obligation, the Fair Market Value of the Common Shares surrendered, withheld or reduced shall be determined as of the date of surrender, withholding or reduction and the maximum number of shares of Common Stock which may be withheld, surrendered or reduced shall be the number of shares of Common Stock which have a Fair Market Value on the date of surrender, withholding, or reduction equal to the aggregate amount of such tax liabilities determined based on the greatest withholding rates for federal, state, foreign and/or local tax purposes, including payroll taxes, that may be utilized (and which may be limited to flat rate withholding) without creating adverse accounting, tax or other consequences to the Company or any of its Affiliates, as determined by the Committee in its sole discretion.  No exercise of this Option shall be effective until Employee (or the person entitled to exercise this Option, as applicable) has made arrangements approved by the Company to satisfy all applicable tax withholding requirements of the Company or, if applicable, any Affiliate of the Company.

5.Compliance with Applicable Law.  Notwithstanding any provision of this Agreement to the contrary, this Option, including the shares of Common Stock to be issued upon exercise of this Option, will be subject to compliance with all requirements of applicable law with respect to such securities and with the requirements of any stock exchange or market system upon which the Common Stock may then be listed.  No shares of Common Stock will be issued pursuant to the exercise of the this Option if such issuance would constitute a violation of any applicable law or regulation or the requirements of any stock exchange or market system upon which the Common Stock may then be listed.  In addition, no shares of Common Stock will be issued pursuant to the exercise of this Option unless (a) a registration statement under the Securities Act is in effect at the time of such issuance with respect to the shares to be issued or (b) in the opinion of legal counsel to the Company, the shares to be issued are permitted to be issued in accordance with the terms of an applicable exemption from the registration requirements of the Securities Act.  The inability of the Company to obtain from any regulatory body having jurisdiction the authority, if any, deemed by the Company’s legal counsel to be necessary for the lawful issuance and sale of any shares of Common Stock hereunder will relieve the Company of any liability in respect of the failure to issue such shares as to which such requisite authority has not been obtained.  As a condition to any issuance hereunder, the

Company may require the Employee to satisfy any requirements that may be necessary or appropriate to evidence compliance with any applicable law or regulation and to make any representation or warranty with respect to such compliance as may be requested by the Company.  The Employee agrees to furnish to the Company all information requested by the Company to enable it to comply with any reporting or other requirements imposed upon the Company by or under any applicable law.

In addition, Employee agrees that (i) the certificates representing the shares of Common Stock purchased under this Option may bear such legend or legends as the Committee deems appropriate in order to assure compliance with the terms and provisions of applicable law or any other agreement to which Employee is a party, (ii) the Company may refuse to register the transfer of the shares of Common Stock purchased under this Option on the stock transfer records of the Company if such proposed transfer would in the opinion of counsel satisfactory to the Company constitute a violation of the terms and provisions of any applicable law, and (iii) the Company may give related instructions to its transfer agent, if any, to stop registration of the transfer of the shares of Common Stock purchased under this Option.

6.Employment Relationship.  For purposes of this Agreement, Employee shall be considered to be in the employment of the Company as long as Employee remains an employee of any of the Company, an Affiliate, or a corporation or other entity or a parent or subsidiary of such corporation or other entity assuming or substituting a new option for this Option.  Without limiting the scope of the preceding sentence, it is expressly provided that Employee shall be considered to have terminated employment with the Company at the time such entity or other organization that employs Employee ceases to be considered an Affiliate within the meaning of that term as provided in the Plan such that, immediately following the termination of such “Affiliate” status, Employee is no longer employed by the Company or any of its Affiliates.  Nothing in the adoption of the Plan, nor the award of this Option thereunder pursuant to this Agreement, shall affect in any way the right of Employee or the Company or any such Affiliate or other entity to terminate Employee’s employment at any time.  Unless otherwise provided in a written employment agreement or by applicable law, Employee’s employment by the Company or any such Affiliate or other entity shall be on an at-will basis, and the employment relationship may be terminated at any time by either Employee or the Company or any such Affiliate or other entity for any reason whatsoever, with or without cause or notice.  Any question as to whether and when there has been a termination of Employee’s employment with the Company or any such Affiliate or other entity, and the cause of such termination, shall be determined by the Committee, and its determination shall be final and binding on all parties.

7.Confidentiality, Competition and Non-Solicitation.  Employee expressly acknowledges and agrees that this Option granted hereunder links Employee’s interests to the Company’s long-term business interests and, in accepting this Option granted herein, Employee expressly agrees to be bound by the confidentiality, non-competition and non-solicitation covenants set forth in Exhibit A attached hereto, and Employee expressly acknowledges and affirms that this Option would not be granted to Employee if Employee had not agreed to be bound by such covenants.

8.Headings; References; Interpretation.  All Section headings in this Agreement are for convenience only and shall not be deemed to control or affect the meaning or construction of any of the provisions hereof.  The words “hereof,” “herein” and “hereunder” and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole, including Exhibit A attached hereto, and not to any particular provision of this Agreement.  All references herein to Sections and Exhibit A shall, unless the context requires a different construction, be deemed to be references to the Sections of this Agreement and Exhibit A attached hereto.  The word “or” as used herein is not exclusive and is deemed to have the meaning “and/or.” Any and all Exhibits referred to in this Agreement are, by such reference, incorporated herein and made a part hereof for all purposes.  All references to “including” shall be construed as meaning “including without limitation.”  Unless the context requires otherwise, all references herein to a law, agreement, instrument or other document shall be deemed to refer to such law, agreement, instrument or other document as amended, supplemented, modified and restated from time to time to the extent permitted by the provisions thereof.  All references to “dollars” or “$” in this Agreement refer to United States dollars.  Whenever the context may require, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural and vice versa.  Neither this Agreement nor any uncertainty or ambiguity herein shall be construed or resolved against any party hereto, whether under any rule of construction or otherwise.  On the contrary, this Agreement has been reviewed by each of the parties hereto and shall be construed and interpreted according to the ordinary meaning of the words used so as to fairly accomplish the purposes and intentions of the parties hereto.

9.Acknowledgements Regarding Section 409A of the Code.  Employee understands that if the purchase price of the Common Stock under this Option is less than the fair market value of such Common Stock on the date of grant of this Option, then Employee may incur adverse tax consequences under section 409A of the Code.  Employee acknowledges and agrees that (a) Employee is not relying upon any determination by the Company, any Affiliate, or any of their respective employees, directors, managers, officers, attorneys or agents (collectively, the “Company Parties”) of the fair market value of the Common Stock on the date of grant of this Option, (b) Employee is not relying upon any written or oral statement or representation of the Company Parties regarding the tax effects associated with Employee’s execution of this Agreement and Employee’s receipt, holding and exercise of this Option, and (c) in deciding to enter into this Agreement, Employee is relying on Employee’s own judgment and the judgment of the professionals of Employee’s choice with whom Employee has consulted.  Employee hereby releases, acquits and forever discharges the Company Parties from all actions, causes of actions, suits, debts, obligations, liabilities, claims, damages, losses, costs and expenses of any nature whatsoever, known or unknown, on account of, arising out of, or in any way related to the tax effects associated with Employee’s execution of this Agreement and the receipt, holding and exercise of this Option.

10.Notices.  Any notices or other communications provided for in this Agreement shall be in writing.  In the case of Employee, such notices or communications shall be effectively delivered if hand delivered to Employee at Employee’s principal place of employment or if sent by certified mail, return receipt requested, to Employee at Employee’s last known address on file with the Company.  In the case of the Company, such notices or communications shall be effectively delivered if sent by certified mail, return receipt requested, to the Company at its principal executive offices.

11.Binding Effect.  This Agreement shall be binding upon and inure to the benefit of any successors to the Company and all persons lawfully claiming under Employee.

12.Entire Agreement; Amendment.  This Agreement constitutes the entire agreement of the parties with regard to the subject matter hereof, and contains all the covenants, promises, representations, warranties and agreements between the parties with respect to this Option granted hereby; provided, however, that: (i) the terms of this Agreement shall not modify (and shall be subject to the terms and conditions of) any employment or severance agreement between the Company (or an Affiliate or other entity) and Employee in effect as of the date a determination is to be made under this Agreement; (ii) the terms of Exhibit A are in addition to and complement (and do not replace or supersede) all other agreements and obligations between the Company (or an Affiliate) and Employee with respect to confidentiality, non-disclosure, non-competition or non-solicitation; and (iii) if Employee has entered into any written agreement with the Company, Nine Energy Service, LLC or any other Affiliate regarding the arbitration of disputes (such agreement, an “Arbitration Agreement”), then this Agreement shall be subject to the dispute resolution procedures set forth in the Arbitration Agreement.  Without limiting the scope of the preceding sentence, except as provided therein, all prior understandings and agreements, if any, among the parties hereto relating to the subject matter hereof are hereby null and void and of no further force and effect.  The Committee may, in its sole discretion, amend this Agreement from time to time in any manner that is not inconsistent with the Plan; provided, however, that except as otherwise provided in the Plan or this Agreement, any such amendment that materially reduces the rights of Employee shall be effective only if it is in writing and signed by both Employee and an authorized officer of the Company.

13.Clawback.  Notwithstanding any provision in this Agreement or the Plan to the contrary, to the extent required by (i) applicable law, including, without limitation, the requirements of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, any Securities and Exchange Commission rule or any applicable securities exchange listing standards and/or (ii) any policy that may be adopted or amended by the Board or the Committee from time to time, all shares of Common Stock acquired by exercise of this Option shall be subject to forfeiture, repurchase, recoupment and/or cancellation to the extent necessary to comply with such law(s) and/or policy.

14.Governing Law.  This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, without regard to conflicts of law principles thereof.

[Signature Page Follows]

IN WITNESS WHEREOF, the Company has caused this Agreement to be duly executed by an officer thereunto duly authorized, and Employee has executed this Agreement, all as of the date first above written.

NINE ENERGY SERVICE, INC.

By:
Ann G. Fox
President and Chief Executive Officer

EMPLOYEE

[●]

Signature Page to

Nonstatutory Stock Option Agreement

EXHIBIT A

Confidentiality, Non-Solicitation and Non-Competition COVENANTS

1.Definitions.  As used in this Exhibit A, the following terms shall have the meanings set forth in this Section 1.  Capitalized terms used herein and not defined in this Section 1 shall have the meanings set forth in the Nonstatutory Stock Option Agreement to which this Exhibit A is attached (the “Stock Option Agreement”).

(a)“Business” means: (i) for the period of time in which Employee is employed by any member of the Company Group, the provision and sale of the products and services provided by the Company Group during such period and other products and services that are functionally equivalent to the foregoing; and (ii) for the period of time within the Prohibited Period in which Employee is not employed by any member of the Company Group, the provision and sale of the products and services that were provided by the Company Group during the 12-month period prior to the date on which Employee ceased to be employed by any member of the Company Group and other products and services that are functionally equivalent to the foregoing.  The Business includes for purposes of both clauses (i) and (ii): (A) the provision of equipment and services used in the completion of wells for the production of oil and natural gas (including cementing, wireline and coiled tubing services), and (B) the provision of production enhancement and well workover services and the sale or rental of equipment relating thereto in connection with the production of oil and natural gas.

(b)“Company Group” means, collectively, the Company and each of its direct and indirect subsidiaries and other Affiliates: (i) that employs or engages Employee; or (ii) about which Employee obtains Confidential Information.

(c)“Competing Business” means any business, individual, partnership, firm, corporation or other entity (other than any member of the Company Group) that engages in, or is preparing to engage in, the Business in the Restricted Area.

(d)“Confidential Information” means any and all confidential or proprietary information and materials, as well as all trade secrets, belonging to the Company or any other member of the Company Group. Confidential Information includes, regardless of whether such information or materials are expressly identified or marked as confidential or proprietary, and whether or not patentable: (i) technical information and materials of the Company or another member of the Company Group; (ii) business information and materials of any member of the Company Group (including all such information relating to corporate opportunities, strategies, business plans, product specifications, compositions, manufacturing and distribution methods and processes, research, financial and sales data, pricing terms, evaluations, opinions, interpretations, acquisition prospects, the identity of customers or their requirements, the identity of key contacts within the customer’s organizations or within the organization of acquisition prospects, or production, marketing and merchandising techniques, prospective names and marks); (iii) any information or material that gives any member of the Company Group an advantage with respect to its competitors by virtue of not being known by those competitors; and (iv) other valuable, confidential information and materials or trade secrets of the Company or

Exhibit A-1

any other member of the Company Group.  Notwithstanding the foregoing, Confidential Information shall not include information that (A) is already properly in the public domain or enters the public domain with the express consent of the Company or another member of the Company Group, or (B) is intentionally made available by the Company or another member of the Company Group to third parties without any expectation of confidentiality.

(e)“Governmental Authorities” means any governmental or regulatory agency, entity, or official(s).

(f)“Prohibited Period” means the definition of “Prohibited Period” (or a similar term) used in Employee’s employment agreement, or, if Employee does not have an employment agreement that defines “Prohibited Period” (or a similar term), then Prohibited Period means the period during which Employee is employed by any member of the Company Group and a period of 12 months following the date that Employee is no longer employed by any member of the Company Group.

(g)“Restricted Area” means the geographic areas set forth on Appendix A hereto and any other geographic area within a 100-mile radius of any other location where any member of the Company Group conducts or has material plans to conduct the Business and Employee has direct or indirect responsibilities for, or Confidential Information about, such Business.

2.Protection of Confidential Information.

(a)In the course of Employee’s employment or engagement with the Company or the other members of the Company Group, Employee will be provided with, and will have access to, Confidential Information.  Employee acknowledges that Confidential Information has been and will be developed or acquired by the Company or other members of the Company Group through the expenditure of substantial time, effort and money and provides the Company or other members of the Company Group with an advantage over competitors who do not know or use such Confidential Information.

(b)Employee agrees to preserve and protect the confidentiality of all Confidential Information.  Employee promises that Employee will not, at any time during or after the period that Employee is employed or engaged by any member of the Company Group, make any unauthorized disclosure of, Confidential Information, or make any use thereof, except, in each case, in the carrying out of Employee’s responsibilities to a member of the Company Group.

(c)Notwithstanding the foregoing, Employee shall have no obligation hereunder to keep confidential any Confidential Information if and to the extent disclosure thereof is specifically required by law. Further, nothing in this Exhibit A shall prohibit or restrict Employee from lawfully (i) initiating communications directly with, cooperating with, providing information to, causing information to be provided to, or otherwise assisting in an investigation by any Governmental Authorities regarding a possible violation of any law; (ii) responding to any inquiry or legal process directed to Employee individually from any such Governmental Authorities; (iii) testifying, participating or otherwise assisting in an action or proceeding by any

Exhibit A-2

such Governmental Authorities relating to a possible violation of law; or (iv) making any other disclosures that are protected under the whistleblower provisions of any applicable law.  Additionally, pursuant to the federal Defend Trade Secrets Act of 2016, Employee shall not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that: (A) is made (x) in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney; and (y) solely for the purpose of reporting or investigating a suspected violation of law; or (B) is made to Employee’s attorney in relation to a lawsuit for retaliation against Employee for reporting a suspected violation of law; or (iii) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal.  Nothing in this Agreement require Employee to obtain prior authorization from any member of the Company Group before engaging in any conduct described in this Section 2, or to notify any member of the Company Group that Employee has engaged in any such conduct.

3.Non-Competition And Non-Solicitation.  Employee and the Company agree to the provisions of this Section 3 as a condition of, and as an express incentive for the Company to enter into, the Stock Option Agreement and to issue the option to purchase shares of Common Stock (the “Option”) on the terms and conditions set forth thereunder. Employee expressly acknowledges and agrees that the issuance of the Option creates an additional incentive for Employee to increase the value of the Company’s interests that are worthy of protection through the non-competition and non-solicitation provisions of this Section 3.  Employee further acknowledges that the issuance of the Option further aligns Employee’s interests with the Company’s and the other Company Group members’ long-term business interests, and that the restrictions set forth in this Section 3 are reasonably related to the Company’s and the other Company Group members’ interest in protecting its goodwill. In addition, Employee acknowledges that the restrictions that Employee agrees to herein are necessary to protect the Company’s and the other Company Group members’ additional legitimate business interests, including the protection of the Confidential Information.  Employee and the Company agree that the non-competition and non-solicitation provisions of this Section 3 are a material inducement for the Company to issue the Option and for Employee to receive, and to be provided access to, Confidential Information in the course of Employee’s employment.

(a)Employee expressly covenants and agrees that, during the Prohibited Period, Employee will not, directly or indirectly:

(i)Carry on or engage in any business that is competitive with, or similar to, that of any member of the Company Group in the Restricted Area.  Accordingly, Employee covenants and agrees that Employee will not, directly or indirectly, own, manage, operate, join, become an employee of, partner in, owner or member of (or an independent contractor to), control or participate in, be connected with or otherwise be affiliated with any business, individual, partnership, firm, corporation or other entity which constitutes a Competing Business in the Restricted Area, as Employee expressly agrees that each of the foregoing activities would represent carrying on or engaging in a business similar to (or the same as) a member of the Company Group, as prohibited by this Section 3(a)(i); provided, however, that this Section 3(a)(i) will not prevent Employee from being affiliated with a diversified entity that is a Competing Business, so long as: (A) Employee’s responsibilities for and with respect to such entity do not directly or indirectly involve the Business; and (B) Employee does not violate any of the terms of Section 2 above in the course of such affiliation;

Exhibit A-3

(ii)Solicit, canvass, approach, encourage, entice or induce: (A) any employee of, or individual acting as a consultant to, any member of the Company Group to terminate his or her employment or engagement with any member of the Company Group; or (B) any customer or supplier of any member of the Company Group to cease or lessen such customer’s or supplier’s business with the Company Group.

(iii)Notwithstanding the foregoing, during the portion of the Prohibited Period that follows the date on which Employee is no longer employed by any member of the Company Group, the above-referenced limitations in Sections 3(a)(i) and 3(a)(ii)(B) shall not apply in those portions of the Restricted Area located within the State of Oklahoma.  Instead, Employee agrees that, during such period, the restrictions on Employee’s activities within those portions of the Restricted Area located within the State of Oklahoma (in addition to those restrictions set forth in Section 3(a)(ii)(A) and Section 2 above) shall be as follows: during the Prohibited Period, Employee will not directly or indirectly solicit the sale of goods, services, or a combination of goods and services from the established customers of the Company or any other member of the Company Group.

(b)Notwithstanding the restrictions contained in Section 3(a)(i), Employee may own an aggregate of not more than 5% of the outstanding stock or other equity security of any class of any publicly traded entity that is a Competing Business, if such stock or other equity security is listed on a national securities exchange or regularly traded in the over-the-counter market by a member of a national securities exchange, without violating the provisions of Section 3(a)(i), provided that neither Employee nor any of Employee’s affiliates have the power, directly or indirectly, to control or direct the management or affairs of any such publicly traded entity and they are not otherwise involved in the management of such publicly traded entity.

(c)Employee and the Company agree and acknowledge that the limitations as to time, geographical area and scope of activity to be restrained as set forth above are reasonable in all respects and do not impose any greater restraint than is necessary to protect the legitimate business interests of the Company Group.  Employee represents that Employee has read and understands, and agrees to be bound by, the terms of this Exhibit A.  Employee understands that the foregoing restrictions may limit Employee’s ability to engage in certain businesses anywhere in the Restricted Area during the Prohibited Period, but acknowledges that Employee will receive sufficient consideration to justify such restriction and that Employee’s skills are such that Employee can be gainfully employed in non-competitive employment, and that the agreement not to compete will not prevent Employee from earning a living.  Nevertheless, if any of the aforesaid restrictions are found by a court or arbitrator of competent jurisdiction to be unreasonable, or overly broad as to geographic area or time, or otherwise unenforceable, the parties intend for the restrictions herein set forth to be modified by the court or arbitrator making such determination so as to be reasonable and enforceable and, as so modified, to be fully enforced.  By agreeing to this contractual modification prospectively at this time, the Company and Employee intend to make this Exhibit A enforceable under the law or laws of all applicable jurisdictions so that the entire agreement not to compete and this Exhibit A as prospectively modified shall remain in full force and effect and shall not be rendered void or illegal.

Exhibit A-4

4.Right to Injunction.  Employee acknowledges that Employee’s violation or threatened or attempted violation of the covenants contained in this Exhibit A will cause irreparable harm to the Company Group and that money damages would not be a sufficient remedy for any breach of these covenants.  Employee agrees that the Company and the other members of the Company Group shall be entitled as a matter of right to seek specific performance of the covenants in this Exhibit A, including entry of an ex parte temporary restraining order in state or federal court, preliminary and permanent injunctive relief against activities in violation of this Exhibit A, or both, or other appropriate judicial remedy, writ or order, in any court of competent jurisdiction, restraining any violation or further violation of such agreements by Employee or others acting on Employee’s behalf, without any showing of irreparable harm and without any showing that the Company does not have an adequate remedy at law.  Such remedies shall be in addition to all other remedies available to the Company and the other members of the Company Group, at law and equity.

5.Miscellaneous.

(a)Severability.  If any term, provision, covenant or condition of this Exhibit A (or any part thereof) is held by a court of competent jurisdiction to be illegal, invalid, unenforceable or void, the validity and enforceability of the remainder of this Exhibit A (and parts thereof) shall not in any way be affected, impaired or invalidated.

(b)Survival.  Employee’s obligations under this Exhibit A shall survive the date that Employee is no longer employed or engaged by any member of the Company Group, regardless of the reason that such relationship ends.

(c)Stock Option Agreement.  This Exhibit A shall be subject to the provisions of Sections 6, 8, 10, 11, 12 and 14 of the Stock Option Agreement, which provisions are hereby incorporated by reference as a part of this Exhibit A.

(d)Third Party Beneficiaries.  Each member of the Company Group that is not a signatory hereto shall be a third party beneficiary of Employee’s representations, commitments, covenants, and obligations under this Exhibit A and shall have the right to enforce this Exhibit A as if a party hereto.

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Exhibit A-5

APPENDIX A

RESTRICTED AREA

The following States: Colorado, Montana, New Mexico, Ohio, Oklahoma, Pennsylvania, Tennessee, Texas, West Virginia and Wyoming

Appendix A